Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Municipal Market Opportunity Fund, Inc.
33-33260, 811-06040

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
 <c> MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           22,612,039
                    2,959
   Against
             1,701,472
                       418
   Abstain
                935,654
                       123
   Broker Non-Votes
             6,907,691
                    9,329
      Total
           32,156,856
                  12,829



To approve the new fundamental policy
 relating to investments in municipal
securities for the Fund.


   For
           22,890,232
                    2,980
   Against
             1,467,395
                       397
   Abstain
                891,538
                       123
   Broker Non-Votes
             6,907,691
                    9,329
      Total
           32,156,856
                  12,829



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
           22,558,126
                    2,955
   Against
             1,725,732
                       459
   Abstain
                965,307
                         86
   Broker Non-Votes
             6,907,691
                    9,329
      Total
           32,156,856
                  12,829



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
           22,521,371
                    2,917
   Against
             1,754,157
                       479
   Abstain
                973,637
                       104
   Broker Non-Votes
             6,907,691
                    9,329
      Total
           32,156,856
                  12,829



To approve the elimination of the
fundamental policy relating to
commodities.


   For
           22,548,121
                    2,907
   Against
             1,727,539
                       481
   Abstain
                973,505
                       112
   Broker Non-Votes
             6,907,691
                    9,329
      Total
           32,156,856
                  12,829



To approve the new fundamental policy
relating to commodities.


   For
           22,656,714
                    2,893
   Against
             1,638,200
                       501
   Abstain
                954,251
                       106
   Broker Non-Votes
             6,907,691
                    9,329
      Total
           32,156,856
                  12,829



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 009009.